UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CNL STRATEGIC CAPITAL, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	32-0503849
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered None	Name of each exchange on which each class is to be registered None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-222986

Securities registered pursuant to Section 12(g) of the Act:

Class A Shares of Limited Liability Company Interests, $0.001 par value per share

Class FA Shares of Limited Liability Company Interests, $0.001 par value per share

Class T Shares of Limited Liability Company Interests, $0.001 par value per share

Class D Shares of Limited Liability Company Interests, $0.001 par value per share

Class I Shares of Limited Liability Company Interests, $0.001 par value per share

Class S Shares of Limited Liability Company Interests, $0.001 par value per share

(Title of Class)

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The descriptions of the Class A, Class FA, Class T, Class D, Class I and Class S shares of limited liability company interests, $0.001 par value per share of CNL Strategic Capital, LLC (the “Company”) which are registered hereby are incorporated herein by reference to “Suitability Standards,” “Prospectus Summary,” “Summary of our LLC Agreement,” “Distribution Reinvestment Plan,” “Share Repurchase Program,” and “Plan of Distribution” in the prospectus contained in the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the “Commission”) on February 12, 2018 (File No. 333-222986) (the “Registration Statement”), and all amendments to such Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended. Such portion of the Registration Statement and all amendments to the Registration Statement are hereby incorporated by reference.

ITEM 2.	EXHIBITS.

1.	Fifth Amended and Restated Limited Liability Company Agreement dated January 31, 2020 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed February 5, 2020).

2.	Form of Subscription Agreement (incorporated by reference to Appendix B to the Prospectus contained in the Company’s Registration Statement filed with the SEC on April 10, 2020).

3.	Distribution Reinvestment Plan (incorporate by reference as Exhibit 4.1 to the Company’s Form S-1 filed February 12, 2018).

4.	Second Amended and Restated Share Repurchase Program effective on January 31, 2020 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed February 5, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 27, 2020		CNL Strategic Capital, LLC a Delaware limited liability company

	By:	/s/ Chirag J. Bhavsar
Chirag J. Bhavsar Chief Executive Officer